UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2010

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2010, Conexant Systems, Inc. ("Conexant") entered into a Purchase and Sale Agreement ("PSA") with Uptown Newport L.P. to sell certain real property adjacent to its Newport Beach headquarters (the "property") for $23.5 million. The property, located on Jamboree Road in Newport Beach, consists of approximately 25 acres and includes two leased buildings. Uptown Newport L.P. is a joint venture consisting of a fund controlled by DRA Advisors LLC of New York and an affilate of The Shopoff Group L.P. of Irvine, California. In addition, Conexant will retain a limited partnership interest in the property of up to $2.2 million. The transaction is subject to customary closing conditions, and is expected to be completed by the end of December, 2010.

A copy of the Company's press release announcing the property sale is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of the Registrant dated December 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

December 13, 2010	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Resgistrant dated December 14, 2010